PROMISSORY NOTE


PRINCIPAL         LOAN DATE          MATURITY        LOAN NO.   CALL
-------------     ---------          --------        --------   ----
$1,500,000.00     09-18-1995         09-30-1996      849-26     55929

COLLATERAL        ACCOUNT            OFFICER         INITIALS
----------        -------            -------         --------
564               0276506752         58625


References in the shaded area (the above) are for Lender's use only and do not limit the applicability of this document to any particular loan or item.


BORROWER:    ALTA GOLD CO.
             601 Whitney Ranch Drive, Suite 10
             Henderson, NV 89014

LENDER:      U.S. BANK OF NEVADA
             Commercial Services Group
             2300 W. Sahara, Suite 200
             Las Vegas, NV 89102

PRINCIPAL AMOUNT: $1,500,000.00   INITIAL RATE:  10.75%
DATE OF NOTE: SEPTEMBER 18, 1995

PROMISE TO PAY.  ALTA GOLD CO. ("Borrower") promises to pay to
U.S. BANK OF NEVADA ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Five
Hundred Thousand & no/100 Dollars ($1,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

  Borrower will pay outstanding principal plus all accrued unpaid interest on September 30, 1996. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning October 30, 1995, and all subsequent interest payments are due on the same day of each month after that.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplyied by the outstanding principal balance, multiplied by the actual number of days the principal is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the LENDER'S PRIME RATE. THIS IS THE RATE OF INTEREST WHICH
LENDER FROM TIME TO TIME ESTABLISHES AS ITS PRIME RATE
AND IS NOT, FOR EXAMPLE, THE LOWEST RATE OF INTEREST
WHICH LENDER COLLECTS FROM ANY BORROWER OR CLASS OF
BORROWERS (the "Index").  THE INTEREST RATE SHALL BE
ADJUSTED WITHOUT NOTICE EFFECTIVE ON THE DAY BANK'S
PRIME RATE CHANGES. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The index currently is 8.75% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, resulting in an Initial rate of 10.750% per annum. NOTICE: Under no circumstances will the interest rate of this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary of as a result of default), except as otherwise required by law. Other than Borrower's obligation to pay any minimum interest change, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lendor in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT.  Borrower will be in default if any of the following happens:
(a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) Lender in good faith deems itself insecure.

In any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 4.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable laws, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Nevada. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, the State of Nevada. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Nevada.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT.  This Note evidences a revolving line of credit.
Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: ROBERT N. PRATT, President/CEO;
and JOHN A. BIELUN, Treasurer/Chief Financial Officer. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsement on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a waiver of this arbitation agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any right relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an interpretation, and enforcement of this arbitration provision.

LATE CHARGE. If a payment is 15 days late or more past due, borrower will be charged a late charge of 5% of the delinquent payment.

MAXIMUM PRINCIPAL BALANCE.
Notwithstanding any other provision of this Note and without prejudice to Lender's rights, if any, to require payment on demand, the maximum Principal balance outstanding on this Note at one time shall be

(a)    $1,500,000.00 from September 18, 1995, through December 31,
       1995;
(b)    $1,125,000.00 from January 1, 1996, through March 31, 1996;
(c)    $750,000.00 from April 1, 1996, through June 30, 1996;
(d)    $385,000.00 from July 1, 1996, through September 29, 1996; and
(e)    $0.00 on and after September 30, 1996.

In addition to any required payments, Borrower shall pay to Lender on demand an amount equal to the amount by which the unpaid Principal balance of this Note at any time exceeds the maximum Principal balance specified above for such time.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower to the extent allowed by law, waive presentment, demand for payment, protest and notice of guarantor, accomodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.
All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND
UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING
THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER
AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES
RECEIPT OF A COMPLETED COPY OF THIS NOTE.


BORROWER:
ALTA GOLD CO.


--------------------------
Authorized Officer



LENDER:
U.S. BANK OF NEVADA


By:---------------------------
   Authorized Officer